                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PINNACLE FUND I, INC.
                 (Name of small business issuer in its charter)

UTAH                                        applied  for
----                                        ------------
(State  or  jurisdiction  of                (I.R.S.  Employer
incorporation  or organization)             Identification No.)

        1702 East 5600 South, Ogden, Utah 84403; Telephone (801) 479-4179
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

        1702 East 5600 South, Ogden, Utah 84403; Telephone (801) 479-4179
        -----------------------------------------------------------------
       (Address of principal place of business or intended principal place of business)

    John Scott Clark, 1702 East 5600 South, Ogden, Utah 84403; Telephone (801)
    --------------------------------------------------------------------------
                                    479-4179
                                    --------
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|

--------------------------------------------------------------------------------



TITLE OF EACH                       PROPOSED        PROPOSED
CLASS OF                            MAXIMUM         MAXIMUM
SECURITIES                          OFFERING        AGGREGATE       AMOUNT OF
TO BE           AMOUNT TO BE        PRICE PER       OFFERING        REGISTRATION
REGISTERED      REGISTERED          NOTE            PRICE           FEE
--------------------------------------------------------------------------------
notes           20,000  notes       $1,000.00       $20,000,000     $1,840.00
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255

                                   PROSPECTUS

                              PINNACLE FUND I, INC.
              $20,000,000 in Contract Receivable Asset-Backed Notes
                                ----------------

We are offering to sell asset backed notes in the total face amount of $20,000,000. The notes will not be traded on any market or securities exchange.


--------------------------------------------------------------------------------
               Offering  Price     Commissions     Proceeds  before  expenses
               ---------------     -----------     --------------------------
Per  Note     $1,000.00            $0              $1,000.00


Total         $20,000,000.00       $0              $20,000,000.00
--------------------------------------------------------------------------------


The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 through 6.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are offering the notes on a self-underwritten, best efforts basis with no minimum sales requirement and no escrow of proceeds.

            The date of this prospectus is: _________________________

                                TABLE OF CONTENTS
                                                                           PAGE
Summary                                                                      3
Risk  Factors                                                                5
Use  of  Proceeds                                                            7
Determination  of  Offering  Price                                           7
Dilution                                                                     7
Plan  of  Distribution                                                       7
Legal  Proceedings                                                           8
Directors,  Executive  Officers,  Promoters  and  Control  Persons           8
Security  Ownership  of  Certain  Beneficial  Owners  and  Management       10
Interest  of  Named  Experts  and  Counsel                                  10
Disclosure  of  Commission  Position  of
     Indemnification  for  Securities  Act Liabilities                      11
Description  of  Business                                                   11
Certain  Relationships  and  Related  Transactions                          14
Market  for  Common  Equity  and  Related  Stockholder  Matters             14
Executive  Compensation                                                     15
Financial  Statements                                                       15
Changes  in  and  Disagreements  with  Accountants                          16
Available  Information                                                      16

                                    SUMMARY


Pinnacle Fund I, Inc., a Utah corporation ("Pinnacle Fund I") will issue notes which are to be offered by this prospectus. The notes are backed by a pledge of the assets of Pinnacle Fund I, consisting of the right to receive certain payments from a pool of alarm monitoring and purchase agreements ("Contracts"). The Contracts are agreements with consumers who have purchased home alarm systems for the monitoring and maintenance of those systems. The agreements are with consumers who have a credit score of 600 or above or meet other credit criteria demonstrating similar credit worthiness. All payments under the Contracts by alarm system owners will be collected by means of electronic funds transfers. There is no secondary trading market for the notes and we have no plans to develop a secondary trading market.

We have only recently formulated our business plan and commenced operations. We do not expect to generate significant revenues through any type of business operations. Investors will be dependent upon payments on the Contracts transferred to Pinnacle Fund I for payment of the notes and interest on those notes.

                      -----------------------------------

We were incorporated as a Utah corporation on February 10, 2003. Our principal executive offices are located at 1702 East 5600 South, Ogden, Utah 84403. Our telephone number is 801-479-4179.

The  Offering

Securities  Offered
                                   20,000 notes of Pinnacle notes at $1,000 per note.

No  Minimum  Offering
                                   Note purchase proceeds will not be placed into escrow but will immediately be used to purchase the right to receive certain payments from the Contracts (the "Contract Payment Rights"), which Contract Payment Rights will be placed in the Pinnacle Fund I asset pool. There is no minimum amount of capital that must be raised in the offering.

Minimum  Investment
                                   Purchasers in the offering will be required to purchase a minimum of one note.

Use of Proceeds
                                   Net  proceeds from the sale of the notes will

                                   be used to pay Pinnacle Security, Inc. for the purchase of the right to receive certain payments from the Contracts.

Best  Efforts  Offering
                                   The offering is being sold by our CEO on a best efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This  offering
will  expire
                                   This offering will close whenever all of the notes are sold, or 180 days after the effective date of this prospectus, whichever is sooner. The directors have the discretion to extend the offering period for an additional 180 days if necessary.

Summary  Financial  Information

Balance  Sheet  Data:                   February  13,  2003

Cash                                    $    500
Total  Assets                           $  1,000
Liabilities                             $  2,437
Total  Stockholders'  Equity           ($  1,437)

Income  Statement  Data:

Net  Revenues                           $  0

RISK  FACTORS

An investment in our notes involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the Securities and Exchange Commission in the future before investing in our notes. If any of the following risks occur, you could lose all or part of your investment.


Geographic  concentrations  of
Contracts  may  adversely
affect  the  notes.
                                   Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of Contracts is located could cause such Contracts to experience increased delinquency or loss.

The  notes  are  asset-backed
debt and Pinnacle Fund
I  has only limited assets.
                                   The principal source for repayment of the notes are payments on the Contracts as supported by the responsibilities of Pinnacle Security, Inc. to replace Contracts in default and/or make the cash payments that are in default. Pinnacle Fund I does not have significant assets to support the payment of the notes other than the Contracts and payments from Pinnacle Security, Inc.

Ratings  on  the  notes
do  not exist.
                                   There has been no rating of the notes by any rating service or third party. Accordingly, there is no outside verification of the value of the notes from a commercial standpoint. Investors will depend primarily on the creditworthiness of the obligors to the Contracts as the determining factor of the value of the notes as an investment.


If  Pinnacle  Security, Inc.
breaches representations and
warranties relating to
the  Contracts,  payments  on
your  notes  may  be  reduced.
                                   Pinnacle Security, Inc. makes representations and warranties relating to the validity and enforceability of the Contract Payment Rights that form the pool of assets securing the notes and provide the cash flow that makes the payments on the notes. However, neither Pinnacle Fund I nor the Contracts collector will make any examination of the Contracts to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

                                   If a representation or warranty relating to the Contract Payment Rights is violated, the related obligors may have defenses to the payments required under the Contracts. If payments under the Contracts are then not made, Pinnacle Fund I may not have the necessary funds to pay the notes.

If  Pinnacle Security, Inc.
ceases to function as a
viable business, you may not
receive payments on your notes.
                                   Pinnacle Security, Inc. is obligated under the Contract Payment Rights Transfer Agreement to transfer viable Contract Payment Rights to Pinnacle Fund I to replace defaulted Contracts or to pay cash into Pinnacle Fund I to replace cash payments that are not being made on defaulted Contracts. If Pinnacle Security, Inc. does not have the financial ability to perform its responsibility under the Contract Payment Rights Transfer Agreement, it is likely that not all payments will be made on your notes and you will not receive the full value of your investment.

Changes to consumer protection
laws  may impede collection
efforts or reduce collections
which  may  result  in
a  reduction  in  payments
on  your notes.
                                   Consumer payable obligations that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those Contracts.
                                   Federal and state consumer protection laws regulate the creation of obligations for consumer purposes such as the Contracts. Changes or additions to those regulations could make it more difficult for Pinnacle Fund I to collect payments on the Contracts, in which event revenues which will be used to make payments on your notes may be in jeopardy.

There is no public market for
the notes.  As a result it is
not likely you would
be  able to sell your notes.
                                   Pinnacle Fund I does not have any plans to develop a public market for the notes. Therefore, it is unlikely a note holder will be able to sell his or her notes. An investment in the notes is, therefore, illiquid and a note holder can only recoup an investment in the notes through the long term payout of the notes by Pinnacle Fund I.

If  Pinnacle  Security,  Inc.
does  not  perform its
responsibilities under the
Contracts,  the  Contract
obligor will not be required
to pay under the Contract
and  Pinnacle  Fund  I
may  not  have  funding  to
make payments on the notes.
                                   Payments on the Contracts that will be collected by Pinnacle Fund I are principally for the ongoing monitoring of the alarm system sold with the Contract. If Pinnacle Fund I or its assigns fails to provide the requisite monitoring and other responsibilities under the Contracts, payments to Pinnacle Fund I under the Contracts will cease and Pinnacle Fund I will have no cash flow to make payments on your notes.


                           Forward-Looking Statements


        Some of the statements made in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, competition in the automobile lending market and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.

                                 USE OF PROCEEDS

The net proceeds we will receive from the sale of the notes offered by us will be approximately $19,950,000, if the maximum number of notes are sold, after deducting offering expenses.

The principal use of the proceeds is to purchase the Contract Payment Rights that will secure the notes. Remaining proceeds which may be available after the purchase of Contract Payments Rights we expect to be minimal and will be used to fund other working capital needs of Pinnacle Fund I.

                         DETERMINATION OF OFFERING PRICE

The $1,000 per note offering price was arbitrarily determined and reflects the face amount of each note. It is our intent that investors will receive payment of the face amount of each note together with interest as set forth herein.

                                    DILUTION

Investors in this offering will receive notes in the face amount of their investment. The investors are dependent upon the pool of Contract Payment Rights which are the assets of Pinnacle Fund I to support the repayment of their investments. Otherwise, the note purchasers' investments are not diluted at the time of the investment.

                              PLAN OF DISTRIBUTION

The following officer and director is selling the notes being offered through this prospectus:

Name  of  Officer/Director     Position
--------------------------     --------
Scott  Clark                   Chief Executive Officer and  Director

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any notes by Mr. Clark. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are therefore offering the notes on a self-underwritten basis. There is no minimum number of notes required to be sold in this offering. Pinnacle Security, Inc. and Impact Strategy Group, Inc. as well as the officers and directors of Pinnacle Fund I may purchase notes in this offering.

In order to subscribe for notes, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the notes payable to Pinnacle Fund I.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of notes subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee     $  1,840
Accounting  fees  and  expenses                         $  4,000
Legal  fees  and  expenses                              $ 25,000
Blue  Sky  fees  and  expenses                          $  5,000
Selling  Expenses  such  as  travel,  etc.              $ 12,000
Miscellaneous                                           $  2,160
                                                        --------
Total                                                   $ 50,000
                                                        ========
--------------------------------------------------------------------------------

                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings. Our agent for service of process in Utah is Scott Clark, 1702 East 5600 South, Ogden, Utah 84403.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our  executive  officers  and directors and their respective ages as of February
10,  2003  are  as  follows:

Name                        Age              Office(s)  Held
--------------------------------------------------------------------------------
Scott  Clark                50               CEO  and  Director
Kelly  Walker               24               President  and  Director
Albert  Brown               60               Secretary,  Treasurer  and Director
LaVal  Jensen               43               COO,  Vice  President  and Director

Steve  Zolman               27               Vice  President  and  Director

Scott Clark. Mr. Clark's background is in accounting and finance and he has a wide range of business experience. From March 2002 to the present, Mr. Clark has served as the president of Impact Strategy Group, Inc., an electronic payment service provider. From 1992 to March 2002 Mr. Clark was self employed doing business as Stone Creek Funding, a business engaged in real estate consulting and buying and selling loans secured by real property. From 1995 to February 2001, he was the executive director of National Equine Association, a horse and rider association which Mr. Clark grew from 145 members to 2000 members. From 1988 to July 2001 he was the property manager for Westport Apartments, a complex in Corcoran, California having 190 units. From 1982 to 1998 Mr. Clark was a partner in C&C Farming in Tipton, California, and managed marketing, accounts receivable, accounts payable, payroll, and filing state and federal tax returns and reports with respect to government programs. From 1981 to 1992 he was the comptroller for Hansen Ranches and was responsible for the financial well being of a large agri-business in California as well as performing the many other duties of comptroller. Mr. Clark has a BS degree in finance and accounting from Utah State University and a MBA from the University of Arkansas.

Kelly Walker. Mr. Walker's professional background is in direct sales. He has been involved in sales management for several organizations. From September 1997 until September 1999 Mr. Walker served a mission for his church in Omaha, Nebraska. Upon returning home he served as an officer in K-B Inc. until December 1999. As an officer, Mr. Walker was in charge of the development and marketing of a custom line of furniture. In January 2000, he began studying at Brigham Young University. From April until August of 2000, Mr. Walker worked for SafeHome Security as a sales agent in Boise Idaho. While in Boise, Mr. Walker's sales ranked him in the top two percent of the company's salesmen. He returned to school in September 2000 where he studied Business Management until April 2001. Beginning May 2001, he managed a sales office for Pinnacle Security, Inc. in Omaha, Nebraska where his team generated over $1.4 million in sales. Since March 2002, Mr. Walker has served as Vice President of Pinnacle Security, Inc.

Albert Brown, CPA. Mr. Brown's background is in accounting and he has been the controller for various businesses. Since April 2002, Mr. Brown has served as the CFO for Impact Strategy Group, Inc., an electronic payment service provider. From February 2002 until April 2002, he was the controller for Mainstreet
International, a payment service provider originating in New Zealand and Australia. From September 2000 to February 2002, Mr. Brown was the controller for CP Industries in Salt Lake City, Utah. During July and August 2000, Mr. Brown pursued the management of his personal assets. From July 1999 through June 2000, Mr. Brown was the chief accountant for Utah Strategic Alliance in Salt Lake City, Utah, a consortium of 25 brine shrimp companies. From 1997 through June 1999, he was the controller for Pacific Rim Financial Services & Utah Mortgage Center in Salt Lake City, Utah. From 1995 to 1997, Mr. Brown was the controller for Columbia Contracting in Salt Lake City, Utah. From 1978 to 1994, he owned and was the CEO of Advanced Management Systems of Utah, a medical billing company. Mr. Brown has a BS degree and a master's degree in accountancy from Brigham Young University in Provo, Utah.

LaVal Jensen. Since March 2002 to the present, Mr. Jensen has served as the senior vice president of sales at Impact Strategy Group, Inc., an electronic payment service provider. From May 1992 until March 2002, , Mr. Jensen was the president of SuVall Inc., a construction company. From 1984 through September 1999, Mr. Jensen was the assistant administrator of the Budge Clinic in Logan, Utah, an Intermountain Health Care medical care facility. Mr. Jensen studied business administration and marketing at Utah State University in Logan, Utah.

Steve Zolman. Mr. Zolman's background is in direct sales and he has been involved in sales management for various organizations. From January 1998 until August 1998, Mr. Zolman studied business management at Rick's College and continued his studies until April 1999 at Salt Lake Community College. Beginning in April 1999, he managed a sales office for Safe Home Security, Inc. in Salt Lake City, Utah. In April 2001, Mr. Zolman founded Pinnacle Security, Inc. As president of Pinnacle Security, Mr. Zolman has managed the growth of the company as it has expanded into 17 new markets throughout the United States and Puerto Rico. Mr. Zolman's current responsibilities include overseeing the company's transition into a full service home security monitoring company. Mr. Zolman has also developed an extensive training program for the sales representatives of Pinnacle Security, Inc.

Terms  of  Office




Directors of Pinnacle Fund I are appointed for a one year term to hold office until the next annual meeting of the holders of Pinnacle Fund I's common stock or until removed from office in accordance with Pinnacle Fund I's by-laws. Officers of Pinnacle Fund I are appointed by Pinnacle Fund I's board of directors and hold office until removed by Pinnacle Fund I's board of directors.

Significant  Employees

We have no significant employees other than the officers and directors described above.


SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table provides the names and addresses of our outstanding shares as of February 10, 2003. None of our officers or directors own any stock in Pinnacle Fund I. All shares are owned directly.

Title       Name  and                   Amount and            Percentage
of          address  of                 Nature  of            of
Class       Beneficial Owner            Beneficial Ownership  Class
--------------------------------------------------------------------------------
Common      Pinnacle Security,  Inc.      1  share              50%
            3000  N.  University  Ave.
            Suite  350
            Provo,  Utah  84604


Common      Impact Strategy Group, Inc.   1  share              50%
            1702  East  5600  South
            Ogden,  UT  84403


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the notes was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by Utah Code Annotated and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

The  Issuer


Pinnacle Fund I, Inc. was incorporated as a Utah corporation on February 10, 2003. The activities of the issuer are limited to:

     * acquiring, owning and managing Contract Payment Rights as defined herein and the proceeds of those Contract Payment Rights;

     *    issuing  and  making  payments  on  the  notes;  and

     *    engaging  in  related  activities.

Pinnacle Security, Inc. and Impact Strategy Group, Inc. may contribute additional assets to Pinnacle Fund I from time to time which shall be assets held by Pinnacle Fund I in addition to Contract Payment Rights purchased by Pinnacle Fund I.

The issuer's principal offices in Utah are located at 1702 East 5600 South, Ogden, Utah 84403. Its telephone number is 801-479-4179.

Use  of  Proceeds

The net proceeds from the sale of the notes offered by this prospectus will be used to purchase Contract Payments Rights from Pinnacle Security, Inc. Pinnacle Security, Inc. will then use any proceeds received for its general corporate purposes.

Pinnacle  Security,  Inc.

Pinnacle Security Inc. was founded in June of 2001 by one of the most progressive leadership teams in the security industry. Pinnacle Security Inc. began as a sub-dealer for All Systems Security Professionals (DBA SafeHome Security) specializing in sales and installation of commercial and residential burglar alarms. In its first six months of business, Pinnacle Security Inc. generated 3.65 million dollars in gross sales propelling SafeHome Security to 266 in Inc. 500 and #7 in the Utah 100.

In 2002, Pinnacle Security Inc. doubled its employment to 120 salesmen and 60 technicians, and nearly tripled production, installing 11,600 accounts and generating 10.15 million dollars in gross sales. Sales offices were maintained in eight different locations in the U.S. and one in Puerto Rico. Pinnacle Security, Inc./SafeHome Security has been the largest dealer for Monitronics, one of the top security monitoring companies in the U.S., both years of its existence and ranks in the top 3% of the companies 350 dealers for production and customer satisfaction.

In 2003, Pinnacle Security, Inc. is expanding sales offices to 16 locations and projecting 18,000 accounts at 22.93 million dollars in gross sales. Employees will increase to 255 sales agents and 119 technicians.

For the past two years Pinnacle Security, Inc. has sold all their accounts to SafeHome Security. Pinnacle Security, Inc. has now changed its business plan from selling contracts to keeping a percentage of them in-house and collecting the recurring revenue. Pinnacle Security, Inc. will continue to contract with outside monitoring companies as needed to monitor the accounts until Pinnacle Security, Inc. is able to swing all accounts to its own monitoring facility. The sales division of Pinnacle Security, Inc. will continue to run as it has in the past.

The  Contract  and  Contract  Payment  Rights

A Contract is an alarm monitoring and purchase agreement. Under a Contract, an alarm system purchaser will pay a monthly fee in exchange for alarm monitoring services for the security alarm system installed pursuant to the agreement. The initial term of the Contract is for three years and shall automatically renew for successive one year periods unless either party to the Contract gives written notice of cancellation to the other party at least ninety days prior to the end of the initial or any renewal term.

Pinnacle Security, Inc. has entered into Contracts predominantly in the states of Illinois, New York, Michigan, Indiana, Kansas, New Jersey, North Carolina, Missouri, Wisconsin and in Puerto Rico. Pinnacle Security, Inc. has plans however to begin entering into Contracts in other areas of the United States as well. The agreements are with consumers who have who have a credit score of 600 or above or meet other credit criteria demonstrating similar credit worthiness. Impact Strategy Group, Inc. will receive a management fee of $14.00 for the Contract Payment Rights of each Contract transferred to Pinnacle Fund I. Impact Strategy Group, Inc. will also be engaged to manage electronic funds transfer of payments by Pinnacle Security, Inc. customers for Contract Payment Rights assigned to Pinnacle Fund I for which Impact Strategy Group, Inc. will receive from Pinnacle fund I a $1.00 fee for each transfer. Impact Strategy Group, Inc. will also manage the payments to the note holders of Pinnacle Fund I for which a lesser administrative charge will be paid to Impact Strategy Group, Inc. by Pinnacle Fund I.

The Contract Payment Rights with respect to a particular Contract will typically equal the right to receive the payments due under that Contract from the owner of the alarm system purchased in connection with that Contract for a period of 35 months. However, the Contract Payment Rights payment period may be longer than 35 months with respect to any particular Contract as determined by Pinnacle Security, Inc. After all Contract Payment Rights payments have been received by Pinnacle Fund I with respect to a particular Contract, all rights to payments under that Contract shall revert to Pinnacle Security, Inc.

The  Notes

The notes offered by this prospectus will be issued by Pinnacle Fund I and will be the general obligation of Pinnacle Fund I. In addition, the notes will be secured by the assets of Pinnacle Fund I which will be a pool of Contract Payment Rights obtained from Pinnacle Security, Inc. pursuant to the Contract Payment Rights Transfer Agreement between Pinnacle Fund I and Pinnacle Security, Inc.

Each note will have an initial principal balance of $1,000 and will be issued in exchange for subscription proceeds of $1,000. Each note will accrue interest on its unpaid principal balance at the rate of 10% per annum. Interest will be calculated on a simple interest basis based on a 365 day year.

Each note will be repaid by amortizing the principal and interest of the note over 36 months. Monthly payments will be made to the investor by the 20th day of each month.

All payments due or to come due under the Contract Payment Rights which constitute the asset pool of Pinnacle Fund I securing the notes at any particular time shall total or exceed in the aggregate all principal and interest payments due or to come due under the notes that are issued and outstanding at the same time.

In the event a monthly payment due under a note is in arrears 65 days or more, the note shall be in default. However, a holder of a defaulted note may not take legal action against Pinnacle Fund I or its asset pool for the purpose of collecting the note without first giving Pinnacle Fund I written notice of the note holder's intent to do so. Pinnacle Fund I shall then have 15 days from the date of receipt of the notice, to cure the default by making the payment which led to the default.

Credit  Enhancement

In order to further protect the ability of Pinnacle Fund I to pay all principal and interest as it comes due under the notes, Pinnacle Security, Inc. has agreed in the Contract Payment Rights Transfer Agreement to do as necessary one or more of the following:

     * If any payments pursuant Contract Payment Rights in the asset pool of Pinnacle Fund I is delinquent 35 days or more, Pinnacle Security, Inc. will make any such payment in cash in behalf of the applicable Contract obligor.

     * In the discretion of Pinnacle Security, Inc., any Contract whose term is extended beyond the initial three year term may have its corresponding Contract Payment Rights remain in the asset pool of Pinnacle Fund I beyond the original payment term.

     * If any payment pursuant to Contract Payment Rights in the asset pool of Pinnacle Fund I is delinquent 35 days or more, Pinnacle Fund I or Pinnacle Security, Inc. may unilaterally determine that Pinnacle Security, Inc. shall replace the corresponding Contract with Contract Payment Rights of another Contract that is not in default. The term of any replacement Contract Payment Rights shall be at least equal in length to the remaining term of the Contract Payment Rights being replaced.

In the event the Contract Payment Rights in the asset pool of Pinnacle Fund I are more than sufficient to make all payments of principal and interest on the notes, Pinnacle Security, Inc. may shorten the term of certain Contract Payment Rights as necessary so that the payments generated by the asset pool of Pinnacle Fund I are approximately equal to but not less than the principal and interest payments that are required to be made on the notes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

     1.   Any  of  our  directors  or  officers;
     2.   Any  person  proposed  as  a  nominee  for  election  as  a  director;
     3. Any person who beneficially owns, directly or indirectly, notes carrying more than 5% of the voting rights attached to our outstanding notes of notes;
     4.   Any  of  our  promoters;
     5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

Kelly Walker and Steve Zolman, two of our officers and directors are the principals and officers and directors of Pinnacle Security, Inc., the corporation that will be originating and transferring the Contracts to Pinnacle Fund I. Pinnacle Security, Inc. will also be servicing the Contracts and providing certain credit enhancement for the notes. Pinnacle Security, Inc.
owns 50% of our capital stock. Neither Mr. Walker nor Mr. Zolman has contributed assets to Pinnacle Fund I nor received any compensation from Pinnacle Fund I.

Scott Clark, Albert Brown and LaVal Jensen, three of our officers and directors are principals and officers and directors of Impact Strategy Group, Inc., the corporation that will be collecting the Contracts. Impact Strategy Group, Inc. owns 50% of our capital stock. Neither Mr. Clark, Mr. Brown nor Mr. Jensen has contributed assets to Pinnacle Fund I nor received any compensation from Pinnacle Fund I.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market

There  is  no  public  market  for  the  notes.

Option,  Warrants  and  Registration  Rights

We have no outstanding options or warrants to purchase, or securities convertible into notes offered by this prospectus. There are no notes Pinnacle Fund I has agreed to register under the Securities Act for sale by security holders. There are 20,000 notes being registered pursuant to this registration statement which will be offered by Pinnacle Fund I.

                             EXECUTIVE COMPENSATION

Compensation

As of February 10, 2003, no officer or director had received any cash or non-cash, direct or indirect compensation from Pinnacle Fund I and none is expected to be paid in the future.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.  Report  of  Independent  Auditor

2.  Audited  Financial  Statements  for  the  period  ended  February  13, 2003:

a.     Balance  Sheet

     b.  Statement  of  Operations

     c.  Statement  of  Stockholder's  Equity

     d.  Statement  of  Cash  Flows

     e.  Notes  to  the  Financial  Statements

                              PINNACLE FUND I, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

             FROM INCEPTION (FEBRUARY 10, 2003) TO FEBRUARY 13, 2003

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT

                              PINNACLE FUND I, INC.
                          (A Development Stage Company)


                                    CONTENTS


                                                                    PAGE


Independent Auditor's Report                                          1

Balance Sheet                                                         2

Statement of Operations                                               3

Statement of Stockholders' Equity                                     4

Statement of Cash Flows                                               5

Notes to Financial Statements                                       6-7

DAVID T.
 THOMSON P.C.                                        Certified Public Accountant
             ===================================================================





Independent Auditor's Report

------------------------------

Board of Directors
PINNACLE FUND I, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Pinnacle Fund I, Inc. (A development stage company) as of February 13, 2003 and the related statements of operations, stockholders' equity and cash flows from inception (February 10, 2003) to February 13, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Fund I, Inc. (A development stage company) as of February 13, 2003, and the results of its operations and its cash flows from inception (February 10 2003) to February 13, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on February 10, 2003. The Company has limited operating capital with no revenue from operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


                                         /s/ David T. Thomson P.C.

Salt Lake City, Utah
February 20, 2003



          P.O. Box 571605  -  Murray, Utah 84157  -  (801) 966-9481

                             PINNACLE FUND I, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                     ASSETS


                                                           February 13,
                                                               2003
                                                           ------------
CURRENT ASSETS:
  Cash in bank                                               $   500
  Prepaid expenses                                               500
                                                             --------

     Total Current Assets                                      1,000
                                                             --------

TOTAL ASSETS                                                 $ 1,000
                                                             ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $ 2,437
                                                             --------

     Total Current Liabilities                                 2,437
                                                             --------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock; no par value, 100,000 shares authorized
    2 shares issued and outstanding                            1,000
  Earnings (deficit) accumulated during the
    development stage                                         (2,437)
                                                             --------

     Total Stockholders' Equity (Deficit)                     (1,437)
                                                             --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 1,000
                                                             ========




The accompanying notes are an integral part of these financial statements.

                             PINNACLE FUND I, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS




                                           From Inception
                                         (February 10, 2003)
                                                To
                                            February 13,
                                                2003
                                         -------------------

REVENUE:                                    $          -
                                            -------------

EXPENSES:
     General and administrative                    2,437
                                            -------------

          Total expenses                           2,437
                                            -------------

INCOME (LOSS) FROM OPERATIONS                     (2,437)
     Provision for income taxes                        -
                                            -------------

NET INCOME (LOSS)                           $     (2,437)
                                            =============

EARNINGS (LOSS) PER SHARE                   $     (1,219)
                                            =============

WEIGHTED NUMBER OF SHARES OUTSTANDING                  2
                                            =============





The accompanying notes are an integral part of these financial statements.

                             PINNACLE FUND I, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                       Deficit
                                                                     Accumulated
                                                    Common Stock      During the
                                                  -----------------  Development
                                                   Shares    Amount     Stage
                                                  --------  -------- -----------
BALANCE, February 10, 2003 (inception)                  -   $     -  $      -

Shares issued to initial stockholders for
  cash at inception at $500 per share                   2     1,000         -

Net income (loss) from February 10, 2003
  (inception) to February 13, 2003                      -         -    (2,437)
                                                  --------  -------- -----------

BALANCE, February 13, 2003                              2   $ 1,000  $ (2,437)
                                                  ========  ======== ===========






The accompanying notes are an integral part of these financial statements.

                              PINNACLE FUND I, INC.
                           (A Development Stage Company)

                              STATEMENT OF CASH FLOWS


                                                              From Inception
                                                           (February 10, 2003)
                                                                   To
                                                               February 13,
                                                                   2003
                                                            -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash paid to suppliers and others                            $    (500)
                                                               -----------

    Cash Flows (Used) by Operating Activities                       (500)
                                                               -----------

CASH FLOW FROM INVESTING ACTIVITIES:                                   -
                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                             1,000
                                                               -----------

    Cash Flows Provided (Used) by Financing Activities             1,000
                                                               -----------

NET INCREASE (DECREASE) IN CASH                                      500

CASH - BEGINNING OF PERIOD                                             -
                                                               -----------

CASH - END OF PERIOD                                           $     500
                                                               ===========

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
  PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                              $  (2,437)
                                                               -----------

Adjustment to reconcile net income (loss) to net
  cash provided (used) by operating activities
    Changes in assets and liabilities
      (Increase) in prepaid expenses                                (500)
      Increase in accounts payable                                 2,437
                                                               -----------

        Total Adjustments                                          1,937

                                                               -----------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES               $    (500)
                                                               ===========






The accompanying notes are an integral part of these financial statements.

                              PINNACLE FUND I, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization  -  The  Company  was organized under the laws of the State of Utah
------------
on  February  10,  2003  and has elected a fiscal year end of December 31st. The
Company was organized for the purpose of purchasing and collecting contract receivables and all activities related thereto. The Company will be engaged in the securitization of these contracts and in selling promissory notes to investors. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Financial Statements  -  The accompanying financial statements include only
--------------------
the accounts of Pinnacle Fund I, Inc. and are not presented on a consolidated basis with Pinnacle Security, Inc. or Impact Strategy Group, Inc. each of which owns 50% of the Company's outstanding common stock.

Net Earnings Per Share  -  The  computation of net income (loss) per share of
----------------------
common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes  -  Income tax expenses includes federal and state taxes currently
------------
payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Cash and Cash Equivalents  -  For purposes of the statement of cash flows, the
-------------------------
Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending February 13, 2003, the Company did not have non-cash investing or financing activities.

Use of Estimates  -  The preparation of financial statements in conformity with
----------------
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2  -  COMMON STOCK TRANSACTIONS

The Company at inception sold two (2) shares of common stock to two initial stockholders (one (1) share to each stockholder) at $500 per share for a total amount of $1,000. One share was issued to Pinnacle Security, Inc. and the other share was issued to Impact Strategy Group, Inc. These entities are related to Pinnacle Fund I, Inc. through common management and ownership.

NOTE 3  -  RELATED PARTY TRANSACTIONS

An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value. As of February 13, 2003 no compensation has been paid or accrued to any officers or directors of the Corporation. The Company owes $125 to an officer of the Company for payment of State of Utah filing fees and is part of the accounts payable balance of $2,437 as shown in the financial statements at February 13, 2002.

                              PINNACLE FUND I, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

NOTE 4  -  REGISTRATION STATEMENT

The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell asset backed notes in the total face amount of $20,000,000. The notes will not be traded on any market or securities exchange. The Company is offering the notes on a self-underwritten, best efforts basis with no minimum sales requirement and no escrow of proceeds.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the notes of our notes offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth
Street,  N.W.,  Washington,  D.C.  20549.    Please  call  the  Commission  at
1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information
     -------------
regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our officers and directors are indemnified as provided by Utah Code Annotated and our bylaws.

Under Utah Code Annotated, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Utah law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors,
(c) is provided by us, in our sole discretion, pursuant to the powers vested us under Utah law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Pinnacle Fund I. An exception to this prohibition against advances applies when the officer is or was a director of our company.


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


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee     $  1,840
Accounting  fees  and  expenses                         $  4,000
Legal  fees  and  expenses                              $ 25,000
Blue  Sky  fees  and  expenses                          $  5,000
Selling  Expenses  such  as  travel,  etc.              $ 12,000
Miscellaneous                                           $  2,160
                                                        --------
Total                                                   $ 50,000
                                                        ========
--------------------------------------------------------------------------------

All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

Pinnacle Fund I issued two shares of common stock on February 10, 2003, which represent all of the shares of Pinnacle Fund I which are issued and outstanding. The shares were issued to parties affiliated with Pinnacle Fund I and were exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of such act. Pinnacle Fund I has not issued and will not issue any notes prior to the effective date of this registration statement.

ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
------   --------------------------

3.1      Articles  of  Incorporation
3.2      By-Laws
5.1      Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
10.1     Contract  Payment  Rights  Transfer  Agreement
23.1     Consent  of  Auditors  to  use  Audited  Financial  Statements

ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     - To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in

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

          the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     - To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ogden, State of Utah on February 20, 2003.

                                     PINNACLE  FUND  I,  INC.

                                     By: /s/ Scott Clark
                                         __________________________
                                         Scott  Clark,  CEO

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Clark, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission,


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

granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE                      CAPACITY  IN  WHICH  SIGNED          DATE

/s/ Scott Clark
_______________________        Principal Executive Officer   February 20, 2003
Scott  Clark                   Director

/s/ Kelly Walker
_______________________        President                     February 20, 2003
Kelly  Walker                  Director

/s/ Albert Brown
_______________________
Albert  Brown                  Principal Financial Officer   February 20, 2003
                               Principal  Accounting  Officer
                               Director

/s/ LaVal Jensen
_______________________                                      February 20, 2003
LaVal  Jensen                  COO
                               Vice  President
                               Director
/s/ Steve Zolman
_______________________                                      February 20, 2003
Steve  Zolman                  Vice President
                               Director



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